Exhibit 10.2

GUARANTY

This GUARANTY (this “Guaranty”), dated as of May 8, 2019, is made by John Chisholm (the “Guarantor”), in favor and for the benefit of Flotek Industries, Inc., a Delaware corporation (the “Company”).

Reference is made to the Fifth Amended and Restated Service Agreement, by and among Protechnics II, Inc., a Texas corporation (“Protechnics”), Chisholm Management, Inc., a Texas corporation (“CMI,” and together with Protechnics, the “Chisholm Companies”), and the Company, dated effective as of March 30, 2014, as amended by a letter agreement dated February 13, 2017 (as amended, the “Underlying Agreement”), pursuant to which the Chisholm Companies agree to indemnify and hold the Company harmless for any and all claims, losses, costs, fees, liabilities, damages or injuries suffered by the Company arising out of the Chisholm Companies’ or Guarantor’s failure to properly discharge any and all of its obligations under federal, state or local laws, regulations or orders now or hereafter in effect, relating to taxes, unemployment compensation or insurance, social security, workers’ compensation, disability pensions and tax withholdings. In consideration of the substantial direct and indirect benefits derived by Guarantor from the Underlying Agreement, Guarantor hereby agrees as follows:

1.    Guaranty. Guarantor absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment and performance of all present and future indemnifications, obligations, liabilities, covenants and agreements required to be observed and performed, paid or reimbursed by the Chisholm Companies under or relating to the Underlying Agreement (collectively, the “Obligations”).

2.    Guaranty Absolute and Unconditional. Guarantor agrees that its Obligations under this Guaranty are irrevocable, continuing, absolute and unconditional and shall not be discharged or impaired or otherwise affected by, and Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a)    Any illegality, invalidity or unenforceability of any Obligation or the Underlying Agreement or any related agreement or instrument, or any law, regulation, decree or order of any jurisdiction or any other event affecting any term of the Obligations.

(b)    Any change in the time, place or manner of payment or performance of, or in any other term of the Obligations, or any rescission, waiver, release, assignment, amendment or other modification of the Underlying Agreement.

(c)    Any default, failure or delay, willful or otherwise, in the performance of the Obligations.

(d)    Any change, restructuring or termination of the corporate structure, ownership or existence of the Company or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Chisholm Companies or their assets or any resulting restructuring, release or discharge of any Obligations.

(e)    The failure of any other guarantor or third party to execute or deliver this Guaranty or any other guaranty or agreement, or the release or reduction of liability of Guarantor or any other guarantor or surety with respect to the Obligations.

(f)    The failure of the Company to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Underlying Agreement or otherwise.

(g)    The existence of any claim, set-off, counterclaim, recoupment or other rights that Guarantor or the Chisholm Companies may have against the Company.

(h)    Any other circumstance (including, without limitation, any statute of limitations), act, omission or manner of administering the Underlying Agreement or any existence of or reliance upon any representation by the Company that might vary the risk of Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, Guarantor.

3.    Certain Waivers; Acknowledgments. Guarantor further acknowledges and agrees as follows:

(a)    Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Obligations, until the complete, irrevocable and indefeasible payment and satisfaction in full of the Obligations.

(b)    This Guaranty is a guaranty of payment and performance and not of collection. The Company shall not be obligated to enforce or exhaust its remedies against the Chisholm Companies or under the Underlying Agreement before proceeding to enforce this Guaranty.

(c)    This Guaranty is a direct guaranty and independent of the obligations of the Chisholm Companies under the Underlying Agreement. The Company may resort to Guarantor for payment and performance of the Obligations whether or not the Company shall have proceeded against the Chisholm Companies or any other guarantors with respect to the Obligations. The Company may, at the Company’s option, proceed against Guarantor and the Chisholm Companies, jointly and severally, or against Guarantor only without having obtained a judgment against the Chisholm Companies.

(d)    Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Company protect, secure, perfect or insure any lien or any property subject thereto.

(e)    Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is voided, rescinded or recovered or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of either of the Chisholm Companies.

4.    Subrogation. Guarantor waives and shall not exercise any rights that it may acquire by way of subrogation, contribution, reimbursement or indemnification for payments made under this Guaranty until all Obligations shall have been indefeasibly paid and discharged in full.

5.    Notices. All notices, requests, consents, demands and other communications hereunder (each, a “Notice”) shall be in writing and delivered to the parties at the addresses set forth in the Underlying Agreement or to such other address as may be designated by the receiving party in a Notice given in accordance with this section. All Notices shall be delivered by personal delivery, nationally recognized overnight courier, or certified or registered mail (return receipt requested, postage prepaid). Except as otherwise provided in this Guaranty, a Notice is effective only (a) with written confirmation of delivery or transmission; (b) upon receipt of the receiving party; and (c) if the party giving the Notice has complied with the requirements of this section.

6.    Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Guarantor may not, without the prior written consent of the Company, assign any of its rights, powers or obligations hereunder. The Company may assign this Guaranty and its rights hereunder without the consent of Guarantor. Any attempted assignment in violation of this section shall be null and void.

7.    Governing Law; Service of Process. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO ANY CHOICE OF LAW DOCTRINE. EACH PARTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5 HEREOF AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

8.    Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OBLIGATIONS HEREUNDER.

9.    Cumulative Rights. Each right, remedy and power hereby granted to the Company or allowed it by applicable law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time.

10.    Severability. If any provision of this Guaranty is to any extent determined by final decision of a court of competent jurisdiction to be unenforceable, then the remainder of this Guaranty shall not be affected thereby, and each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

11.    Entire Agreement; Amendments; Headings; Effectiveness. This Guaranty constitutes the sole and entire agreement of Guarantor and the Company with respect to the subject matter hereof (other than the Underlying Agreement) and supersedes all previous agreements or understandings, oral or written, with respect to such subject matter. No amendment or waiver of any provision of this Guaranty shall be valid and binding unless it is in writing and signed, in the case of an amendment, by both parties, or in the case of a waiver, by the party against which the waiver is to be effective. Section headings are for convenience of reference only and shall not define, modify, expand or limit any of the terms of this Guaranty. Delivery of this Guaranty by facsimile or in electronic (i.e., pdf or tif) format shall be effective as delivery of a manually executed original of this Guaranty.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

John Chisholm

/s/ John Chisholm

Signature Page to Guaranty